Exhibit 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation 18400 Von Karman Avenue, Suite 1000 Irvine, CA 92612	Carrie Marrelli, VP, Investor Relations (949) 224-5745 Erin Freeman, VP, Corporate Communications (949) 862-7624

New Century Announces Planned Offer to Convert 3.50% Convertible Senior Notes

Irvine, Calif., November 4, 2004, New Century Financial Corporation (NYSE: NEW), a mortgage real estate investment trust (REIT) and one of the nation’s largest non-prime mortgage finance companies, today announced that its wholly-owned subsidiary, New Century TRS Holdings, Inc., or New Century TRS, intends to make a tender offer to convert all of its 3.50% Convertible Senior Notes due 2008. Holders who tender their notes in the offer will receive for each $1,000 principal amount (a) a total of 28.7366 shares of New Century Financial common stock issuable on conversion of the notes in accordance with the terms of the notes, (b) an additional amount payable in shares of New Century Financial commons stock determined based on market conditions and other factors and (c) accrued and unpaid interest from July 3, 2004 payable in cash. An aggregate principal amount of $210 million of the notes is currently outstanding.

New Century Financial and New Century TRS have filed a joint registration statement with the Securities and Exchange Commission relating to the offer. New Century TRS expects that the offer will commence shortly after the registration statement is declared effective by the Securities and Exchange Commission and will be completed approximately twenty business days after commencement.

This news release does not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of the above-referenced securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In addition to the joint registration statement, New Century Financial and New Century TRS intend to file other documents relating to the offer, including a tender offer statement and related offer materials. Noteholders and securityholders are urged to read the joint registration statement, as well as the tender offer statement and other related offer materials when they are filed with the Securities and Exchange Commission, because these documents will contain important information. You will be able to obtain these documents free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, you may obtain documents filed by New Century Financial and New Century TRS with the Securities and Exchange Commission free of charge by requesting them in writing from New Century Financial Corporation, 18400 Von Karman Avenue, Suite 1000, Irvine, California, 92612, Attention: Carrie Marrelli, or by telephone at (949) 224-5745.

About New Century

New Century Financial Corporation is a real estate investment trust and one of the nation’s largest non-prime mortgage finance companies, providing first and second mortgage products to borrowers nationwide through its operating subsidiaries. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, please visit www.ncen.com.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and New Century Financial intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, that New Century Financial will be able to commence or complete the offer. New Century Financial cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition in New Century Financial’s sector, (vi) New Century Financial’s ability to maintain adequate financing facilities, (vii) the outcome of litigation or regulatory actions pending against New Century Financial, and (viii) the risks identified in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, filed by New Century TRS, and New Century Financial’s and New Century TRS’s other periodic filings with the Securities and Exchange Commission. New Century Financial assumes no obligation to update the forward-looking statements contained in this press release.

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